UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2006

CYMER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) On November 16, 2006, our Board of Directors (the “Board”) amended and restated our Bylaws.  The amendment and restatement of our Bylaws were effective immediately.  The following provisions in our Bylaws were changed as a result of the amendment and restatement.  The foregoing summary of the changes to the terms of our Bylaws is subject to, and qualified in its entirety by our amended and restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference:

1.

Provision	Provision, as amended	Former provision
Article 4	Only the chief executive officer or a majority of the Board may call special meetings of the stockholders.	Only the president or a majority of the Board may call special meetings of the stockholders.
Section 5.1

Notice of stockholders’ meetings must be given by the chairman of the Board, chief executive officer, the president, a vice president, the secretary, an assistant secretary or any other person designated by the Board.

Notice of stockholders’ meetings must be given by the chief executive officer, the president, a vice president, the secretary, an assistant secretary or any other person designated by the Board.
Section 12.1

Special meetings of the Board must be called by the chairman of the Board, the chief executive officer, the president, a vice president, the treasurer, the secretary, an assistant secretary or two directors. Duration of the minimum notice period for calling special meetings may be shortened by the chairman of the Board or the chief executive officer in the case of an emergency.

Special meetings of the Board must be called by the president, a vice president, the treasurer, the secretary, an assistant secretary or two directors. Duration of the minimum notice period for calling special meetings may be shortened by the chairman of the Board or the president in the case of an emergency.

Article 24	The treasurer’s own bond shall be in the custody of the chief executive officer. The provision allowing the treasurer to sign certificates of stock together with the president has been removed.	The treasurer’s own bond shall be in the custody of the president. The treasurer, together with the president, may sign certificates of stock.
Article 25	Any of our officers or directors may resign at any time by giving written notice to the Board, the chairman of the Board, the chief executive officer or the secretary.	Any of our officers or directors may resign at any time by giving written notice to the Board, the chairman of the Board, the president or the secretary.

2.

Article 9 was amended to conform language concerning the revocation of stockholder proxies to the language provided in the Nevada Revised Statutes.

Article 29, Sections 29.1, 29.2 and 29.4 were amended to update references to the sections of the Nevada Revised Statutes relating to the indemnification of our officers, directors, employees and agents.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

3.1           Bylaws of the registrant, as amended and restated through November 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: November 21, 2006		Nancy J. Baker
Senior Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

3.1	Bylaws of the registrant, as amended and restated through November 16, 2006.